                                                                    EXHIBIT 10.3


                           DEBT CONVERSION AGREEMENT

    This Debt Conversion Agreement (this "Agreement") is made and entered into as of this 30th day of March, 1999, by and between RENTRAK CORPORATION, an Oregon corporation ("Rentrak"), MORTCO, INC., an Oregon corporation and a wholly-owned subsidiary of Rentrak ("Mortco"), VIDEO CITY, INC., a Delaware corporation ("VCI"), and VIDEO GALAXY, INC., a Delaware corporation ("Galaxy").

                                   RECITALS

     A. Rentrak distributes pre-recorded video programming on videocassettes and other media through its proprietary Pay-Per-Transaction/SM/ ("PPT/(R)/") system (the "PPT/(R)/ System"). VCI and Galaxy are engaged in the business of renting and selling to the public pre-recorded video programming on videocassettes and other media;

     B. VCI and each of its wholly-owned subsidiaries (Sulpizio One, Inc., Old Republic Entertainment, Inc., Video Tyme, Inc. and Videoland, Inc.) currently participate in the PPT(R) System pursuant to, and are jointly and severally legally bound by, all terms and conditions contained in that certain Rentrak Chain or Multiple Store Account Agreement, dated as of March 25, 1998, as amended and supplemented by a First Addendum to Rentrak Chain or Multiple Store Account Agreement, dated as of even date therewith, an Addendum, dated as of June 8, 1998, a Third Addendum to Rentrak Chain or Multiple Store Account Agreement, dated as of July 28, 1998, and a Fourth Addendum to Rentrak Chain or Multiple Store Account Agreement, dated as of September 30, 1998 (collectively, the "VCI/Subsidiaries PPT/(R)/ Agreement"), which VCI/Subsidiaries PPT/(R)/ Agreement is hereby ratified and confirmed in all respects;

     C. Galaxy currently participates in the PPT/(R)/ System pursuant to, and is legally bound by, all terms and conditions contained in that certain Rentrak National Account Agreement, dated as of February 11, 1997, as amended and supplemented by a First Addendum to Rentrak National Account Agreement, dated as of even date therewith, an Addendum, dated as of June 8, 1998, and a Third Addendum to Rentrak National Account, dated as of August 6, 1998 (collectively, the "Galaxy PPT/(R)/ Agreement"), which Galaxy PPT/(R)/ Agreement is hereby ratified and confirmed in all respects;

     D. As of March 31, 1999, VCI and Galaxy acknowledge and agree that Galaxy owes to Rentrak and Mortco an aggregate of at least $3,257,391.79, which sum is comprised of: (i) $3,117,001.49 (the "Galaxy Loan Balance") under that certain Loan Agreement, dated as of February 11, 1997 (the "Galaxy Loan Agreement"), and Promissory Note, dated as of even date therewith (the "Galaxy Note"), consisting of $2,600,000 in principal and $517,001.49 in interest as of March 31, 1999;
(ii) $56,774.70 in past due accounts receivable owing under the Galaxy PPT(R) Agreement (the "Galaxy Past Due Accounts Receivable"), based on accounts receivable invoiced and interest calculated through March 31, 1999; and (iii) $83,615.60 in current accounts receivable owing under the Galaxy PPT(R) Agreement (the "Galaxy Current Accounts Receivable"), based on accounts receivable invoiced through March 31, 1999;


Page 1 - DEBT CONVERSION AGREEMENT

     E. VCI desires to acquire Galaxy pursuant to the terms and conditions of that certain Agreement of Merger and Plan of Reorganization, attached hereto as Exhibit A (the "Merger Agreement"), between VCI, Galaxy and James G. Howard, George M. Peloso and Kurt Peterson, whereby Galaxy will become a wholly-owned subsidiary of VCI;

     F. Under their respective agreements with Rentrak and Mortco, VCI and Galaxy are both required to obtain Rentrak's and Mortco's written consent to the proposed a cquisition; and

     G. In connection with the proposed acquisition, VCI and Galaxy desire to satisfy a portion of Galaxy's obligations to Rentrak and Mortco by (a) converting a portion of the Galaxy Loan Balance into VCI Series D Convertible Redeemable Preferred Stock, (b) paying to Rentrak the remainder of the Galaxy Loan Balance in cash at the Closing (as defined herein), and (c) paying to Rentrak all accounts receivable owing from Galaxy to Rentrak that become due and payable after the date hereof and before the Closing Date (as defined herein), all in accordance with the terms and conditions of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements contained herein, the parties agree as follows:

1. CONVERSION OF GALAXY INDEBTEDNESS; PAYMENT OF CERTAIN GALAXY OBLIGATIONS; CONSENT TO ACQUISITION.

     1.1 Conversion of VCI Preferred Shares. At the Closing (as defined below in Section 1.3), VCI shall issue to Mortco and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Mortco shall accept from VCI, a total of 2,000 shares of VCI's authorized and unissued Series D Convertible Redeemable Preferred Stock containing the rights and preferences set forth in Exhibit B hereto (the "VCI Preferred Shares") as consideration for Rentrak's and Mortco's cancellation of two million dollars and no/100 (US$2,000,000.00) of the Galaxy Loan Balance.

     1.2  Payment of Certain Galaxy Obligations.

          1.2.1 Remainder of Galaxy Loan Balance. On the Closing Date, VCI shall pay to Mortco, by check dated the Closing Date and sent via an overnight express mail delivery service for next day delivery, one million one hundred seventeen thousand one dollars and 49/100 (US$1,117,001.49), which amount represents that portion of the Galaxy Loan Balance that is not converted into VCI Preferred Shares pursuant to Section 1.1 hereof (the "Remaining Galaxy Loan Balance"). If the check does not clear in the

Page 2 - DEBT CONVERSION AGREEMENT
    ordinary course of business, commencing on the date that Rentrak receives notice of insufficient funds and continuing until payment is made in full, VCI shall pay interest on the entire unpaid balance of the Remaining Galaxy Loan Balance, if any, at a rate of twenty-four percent (24%) per annum; provided, however, that if interest accruing at such rate would be deemed
    -----------------
    usurious, the rate shall be reduced to the highest rate allowed by law. All such interest payments shall be due and payable, in full, on the first calendar day of each month until the Remaining Galaxy Loan Balance and all accrued interest thereon is paid in full.

          1.2.2 Galaxy Past Due Accounts Receivable and Other Amounts. On the Closing Date, VCI shall pay to Rentrak, by check dated one calendar day after the Closing Date and sent via an overnight express mail delivery service for next day delivery, the Galaxy Past Due Accounts Receivable and all additional accounts receivable and other amounts that become due and payable under any agreement between Galaxy and Rentrak and/or Mortco between the date hereof and the Closing Date (collectively, the "Total Galaxy Past Due Obligations"). If the check does not clear in the ordinary course of business, commencing on the date that Rentrak receives notice of insufficient funds and continuing until payment is made in full, VCI shall pay interest on the entire unpaid balance of the Total Galaxy Past Due Obligations, if any, at a rate of twenty-four percent (24%) per annum; provided, however, that if interest accruing at such rate would be deemed
    -----------------
    usurious, the rate shall be reduced to the highest rate allowed by law. All such interest payments shall be due and payable, in full, on the first day of each month until the Total Galaxy Past Due Obligations and all accrued interest thereon are paid in full.

    1.3 Closing. The transactions contemplated by this Agreement (including, without limitation, the conversion of the VCI Preferred Shares and the payment of certain Galaxy obligations as contemplated by Sections 1.1 and 1.2 hereof) are subject to, contingent upon and shall be closed (the "Closing") simultaneously with the closing of VCI's acquisition of Galaxy at the Effective Time (as defined in the Merger Agreement). The date of the Effective Time is referred to herein as the "Closing Date."

    1.4 Actions To Be Taken at the Closing. The parties shall take the following actions on or prior to the Closing, each of which shall be conditioned upon the completion of all other actions and all of which shall be deemed to take place simultaneously:

          1.4.1 Closing of VCI's Acquisition of Galaxy. VCI shall close its acquisition of Galaxy in strict compliance with the terms and conditions set forth in the Merger Agreement.

          1.4.2 Delivery of Certificates Representing the VCI Preferred Shares. VCI shall issue and deliver to Mortco a stock certificate evidencing the VCI Preferred Shares being issued to Mortco under Section 1.1, registered in Mortco's name. The stock certificate delivered to Mortco in compliance with this section shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

Page 3 - DEBT CONVERSION AGREEMENT

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (THE "ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACTS IS IN EFFECT WITH REGARD THERETO OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. AN OPINION OF COUNSEL SHALL, UPON REQUEST BY VCI, BE FURNISHED OPINING AS TO THE AVAILABILITY OF AN EXEMPTION.

          1.4.3 Payment by VCI to Rentrak. VCI shall pay to Rentrak and Mortco, as applicable, the Remaining Galaxy Loan Balance, the Total Galaxy Past Due Obligations and all other amounts specified in, and in strict compliance with the terms of, Sections 1.2.1 and 1.2.2 hereof.

          1.4.4 Other Agreements. The parties shall, as applicable, execute and deliver the following agreements on or prior to the Closing: (a) the Assumption Agreement attached hereto as Exhibit C (the "Assumption Agreement"); and (b) the Warrant attached hereto as Exhibit D (the "Warrant").


          1.4.5 Additional Deliveries. The parties hereto shall execute and deliver all other documents and certificates required to be delivered at Closing pursuant to this Agreement.

    1.5 Termination; Effect of Termination. Any party may terminate this Agreement if the Closing does not occur (other than through the terminating party's failure to comply with its obligations under this Agreement or the Merger Agreement) on or before April 15, 1999, by delivering written notice of termination to the other parties; provided, however, that a party may not
                                  -----------------
exercise its termination rights under this Section 1.5 if the Closing does not timely occur because such party has failed to timely comply with its obligations under this Agreement or the Merger Agreement. Upon termination of this Agreement pursuant to this Section 1.5, this Agreement shall be void and no party shall have any liability or further obligation to any other party under or by reason of this Agreement or the transactions contemplated hereby.

    1.6 Consent to Acquisition; Cancellation of Notes. Subject to and contingent upon the satisfaction of all conditions precedent set forth in
Section 6.1 hereof, as determined in Rentrak's and Mortco's sole discretion, the closing of all transactions contemplated by this Agreement, and the clearance in the ordinary course of business of all checks sent to Rentrak and Mortco pursuant to Sections 1.2.1 and 1.2.2 hereof: (a) Rentrak and Mortco consent to VCI's acquisition of Galaxy in accordance with the terms of the Merger Agreement; (b) the Galaxy Loan Agreement, the Galaxy Note, the Warrant, dated as of February 11, 1997, issued by Galaxy to Mortco, and the Security Agreement, dated as of February 11, 1997, between Galaxy, Rentrak and Mortco, shall all be deemed null and void and of no further binding force and effect; and (c) Mortco shall mark the Galaxy Note as "cancelled" and forward the same to John Moncure,

Page 4 - DEBT CONVERSION AGREEMENT
present counsel to Galaxy, at Moncure & Barnicle, Fort Andross, 14 Maine Street, Brunswick, Maine 04011.

2.  REGISTRATION OF SHARES.

    2.1 Filing of Registration Statement. As soon as practicable after the Closing Date, VCI shall file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), that covers the resale of all shares of VCI common stock issuable upon the conversion of the VCI Preferred Shares (the "VCI Common Shares") and such other shares of VCI common stock as Mortco may hereafter elect to include in the Registration Statement pursuant to its rights under that certain Registration Rights Agreement, dated as of March 25, 1998, between VCI and Mortco (the "Registration Rights Agreement"). All shares that Mortco now or hereafter elects to include in the Registration Statement are referred to herein as the "Registered Shares."

    2.2 Additional Registration Obligations. In connection with the registration required by Section 2.1 hereof, VCI shall, at its sole cost and expense:

          2.2.1 Exercise its best efforts to cause the Registration Statement to become effective as soon as practicable after the filing thereof, and thereafter remain effective until the earlier of: (a) the date on which the distribution of the Registered Shares described in the Registration Statement has been completed; or (b) two years after the effective date of the Registration Statement;

         2.2.2 Promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registered Shares.

         2.2.3 Promptly furnish to Mortco such numbers of copies of the Registration Statement and prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as Mortco may reasonably request in order to facilitate the disposition of the Registered Shares.

         2.2.4  Promptly register and qualify the sale of the Registered
    Shares under such other securities or Blue Sky laws of such jurisdictions as Mortco may reasonably request.

         2.2.5 Promptly notify Mortco, during the time when a prospectus relating to any VCI Common Shares is required to be delivered under the Securities Act, of the happening of any event, the result of which would cause the prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Page 5 - DEBT CONVERSION AGREEMENT

    2.3 Furnish Information. Mortco shall furnish to VCI such information regarding itself, the Registered Shares and Mortco's intended method of disposing of the Registered Shares as VCI may reasonably request in writing from time to time to effect the registration of the Registered Shares.

    2.4 Expenses. Except as otherwise provided in this Section 2.4, VCI shall be solely responsible for paying all fees and expenses relating to the Registration Statement and offering contemplated by this Agreement, including without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for VCI, and NASD, transfer agent and registrar fees. Mortco shall be solely responsible for paying the fees and disbursements of its own counsel and all sales commissions with respect to the sale o f the Registered Shares.

    2.5 Prior Registration Rights. Mortco's rights under this Section 2 are in addition to, and not in lieu of, Mortco's rights under the Registration Rights Agreement.

    2.6 Effectiveness After 150 Day Period. If for any reason the Registration Statement first becomes effective more than one hundred fifty (150) days after the Closing Date, VCI shall issue to Mortco one hundred fifty thousand (150,000) shares of VCI common stock, at no additional cost or expense to Mortco, as consideration for the delay, and VCI shall continue to exercise its best efforts to cause the Registration Statement to become effective as soon as practicable thereafter.

    2.7   Indemnification and Contribution.

          2.7.1 VCI will indemnify and hold harmless Mortco and each person, if any, who controls Mortco within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Mortco or any controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of Mortco and each such controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that VCI will
                                              -----------------
    not be liable to Mortco in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by Mortco or any such controlling person in writing; and provided further that VCI
                                                   ----------------
    will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if (1) Mortco failed to send or deliver a copy of the final prospectus or

Page 6 - DEBT CONVERSION AGREEMENT
    prospectus supplement with or prior to the delivery of written confirmation of the sale of Registered Shares; and (2) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

         2.7.2 Mortco will indemnify and hold harmless VCI, each person, if any, who controls VCI within the meaning of the Securities Act, each officer of VCI who signs the registration statement and each director of VCI against all losses, claims, damages or liabilities, joint or several, to which VCI or such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of VCI and each such officer, director and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Mortco
                                              -----------------
    will be liable hereunder in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to VCI by Mortco for use in Registration Statement or prospectus.

         2.7.3 Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 2.7 and shall only relieve it from any liability that it may have to such indemnified party under this Section 2.7 if and to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereto, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
    Section 2.7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonable may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assert such legal defenses and otherwise to participate in the defense of such

Page 7 - DEBT CONVERSION AGREEMENT
    action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

         2.7.4 No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding

3. REPRESENTATIONS AND WARRANTIES OF VCI. As a material inducement to Rentrak and Mortco to enter into this Agreement, VCI makes the following representations and warranties to Rentrak and Mortco:

    3.1 Organization and Standing. VCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. VCI has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as now proposed to be conducted. VCI is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activitie s conducted, by VCI makes such licensing or qualification necessary.

    3.2 Authorization; Corporate Action. VCI has all necessary corporate power and authority, and has taken all corporate action required, to enter into, execute and deliver this Agreement and all other agreements and instruments contemplated herein, as applicable, including all Exhibits attached hereto (collectively the "Related VCI Documents"), to fully perform its obligations hereunder and thereunder, and to carry out and consummate the transactions contemplated hereby and thereby. This Agreement and the Related VCI Documents have been duly executed and delivered by a duly authorized officer of VCI and are the legal, valid, and binding obligations of VCI, enforceable in accordance with their terms. A sufficient number of authorized but unissued shares of VCI common stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrant and the conversion of the VCI Preferred Shares. The issuance of the VCI Preferred Shares is not, and the issuance of VCI common stock upon exercise of the Warrant and the conversion of the VCI Preferred Shares will not, be subject to preemptive rights or other preferential rights in any present or future shareholders of VCI and will not conflict with any provision of any agreement or instrument to which VCI is a party or by which it or its property is bound.

Page 8 - DEBT CONVERSION AGREEMENT

    3.3 Capitalization; Status of Capital Stock. The authorized capital stock of VCI consists solely of 30,000,000 shares of voting common stock, $.01 par value per share, and 2,000,000 shares of preferred stock, $.01 par value per share, of which an aggregate of 13,572,436 shares of common stock, 7,000 shares of Series AA Convertible Redeemable Preferred Stock, 76,000 shares of Series B Convertible Redeemable Preferred Stock and 112 shares of Series C Convertible Redeemable Preferred Stock are presently issued and outstanding. Immediately after giving effect to the transactions described herein, an aggregate of 13,916,436 shares of VCI common stock, 7,000 shares of Series AA Convertible Redeemable Preferred Stock, 76,000 shares of Series B Convertible Redeemable Preferred Stock, 112 shares of Series C Convertible Redeemable Preferred Stock and 2,000 shares of Series D Convertible Redeemable Preferred Stock will be issued and outstanding. All of the outstanding shares of capital stock of VCI have been duly authorized, are validly issued, and are fully paid and nonassessable. The VCI Preferred Shares (when issued and delivered in accordance with the terms of this Agreement), the shares to be issued to Mortco upon exercise of the Warrant (when issued in accordance with the terms of the Warrant), and the VCI Common Shares (when issued upon conversion of the VCI Preferred Shares) will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all claims, pledges, liens, encumbrances and restrictions of every kind. The offer and sale of all capital stock and other securities of VCI issued before the Closing complied with or was exempt from all applicable federal and state securities laws, and no stockholder has a right of rescission with respect thereto. Upon closing VCI's acquisition of Galaxy in compliance with the Merger Agreement, VCI shall own all of the issued and outstanding capital stock of Galaxy.

    3.4 Subsidiaries. Immediately following the completion of the transactions contemplated hereby: (a) VCI will not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, limited liability company, partnership, association, trust, joint venture or other entity, except for Sulpizio One, Inc., Old Republic Entertainment, Inc., Video Tyme, Inc., Videoland, Inc. and Galaxy; and (b) Galaxy will not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, limited liability company, partnership, association, trust, joint venture or other entity except for Video Galaxy Franchise, Inc.

    3.5 Compliance with Other Instruments. The execution and delivery of this Agreement and the Related VCI Documents, the consummation of the transactions contemplated hereby and thereby, and the performance by VCI of its obligations hereunder and thereunder will not (a) violate any provision of VCI's Articles of Incorporation or Bylaws; (b) violate, conflict with or result in the breach of any of the terms of, result in a modification of the effect of, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which VCI is a party or by or to which VCI is bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, VCI or upon the securities, properties or business of VCI; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to VCI or to the securities, properties or business of VCI. VCI is in full compliance in all respects with the terms and provisions of its

Page 9 - DEBT CONVERSION AGREEMENT

Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof, and in compliance in all material respects with the terms and provisions of all material leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject.

    3.6 Brokers and Finders. VCI has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment (collectively "Fees"). VCI agrees to defend, indemnify and hold Rentrak and Mortco harmless from any and all Fees that may be owing to any person or entity that claims to be engaged by VCI in connection with the transactions contemplated by this Agreement.

    3.7 Securities Laws. VCI has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the VCI Preferred Shares and the shares of common stock to be issued upon the conversion of the VCI Preferred Shares and the exercise of the Warrant.

    3.8 Disclosure. Neither this Agreement, the Related VCI Documents, nor any other agreement, document, certificate or written statement furnished to Rentrak, Mortco, or their counsel, by or on behalf of VCI in connection with the transactions contemplated hereby or thereby, contains any untrue statement of material fact or, to the best of VCI's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within VCI's knowledge which has not been disclosed herein or in writing by VCI to Rentrak and Mortco and which materially adversely affects, or in the future in its opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of VCI or Galaxy.

4. REPRESENTATIONS AND WARRANTIES OF GALAXY. As a material inducement to Rentrak and Mortco to enter into this Agreement, Galaxy makes the following representations and warranties to Rentrak and Mortco:

    4.1 Organization and Standing. Galaxy is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware. Galaxy has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as now proposed to be conducted. Galaxy is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by Galaxy makes such licensing or qualification necessary.

    4.2 Authorization; Corporate Action. Galaxy has all necessary corporate power and authority, and has taken all corporate action required, to enter into, execute and deliver this Agreement and all other agreements and instruments contemplated herein, as applicable, including the Assumption Agreement (collectively, the "Related Galaxy Documents"), to fully perform its obligations hereunder and thereunder, and to carry out and consummate the

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

transactions contemplated hereby and thereby. This Agreement and the Related Galaxy Documents have been duly executed and delivered by a duly authorized officer Galaxy and are the legal, valid, and binding obligations of Galaxy, enforceable in accordance with their terms.

    4.3 Capital Stock. The offer and sale of all capital stock and other securities of Galaxy issued before the Closing complied with or was exempt from all applicable federal and state securities laws, and no stockholder has a right of rescission with respect thereto. Upon closing VCI's acquisition of Galaxy in compliance with the Merger Agreement, VCI shall own all of the issued and outstanding capital stock of Galaxy.

    4.4 Compliance with Other Instruments. The execution and delivery of this Agreement and the Related Galaxy Documents, the consummation of the transactions contemplated hereby and thereby, and the performance by Galaxy of its obligations hereunder and thereunder will not (a) violate any provision of Galaxy's Articles of Incorporation or Bylaws; (b) violate, conflict with or result in the breach of any of the terms of, result in a modification of the effect of, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Galaxy is a party or by or to which Galaxy is bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Galaxy or upon the securities, properties or business of Galaxy; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Galaxy or to the securities, properties or business of Galaxy. Galaxy is in full compliance in all respects with the terms and provisions of their Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof, and in compliance in all material respects with the terms and provisions of all material leases, agreements and other instruments by which it is bound or to which it or any of its respective properties or assets are subject.

    4.5 Brokers and Finders. Galaxy has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment (collectively "Fees"). Galaxy agrees to defend, indemnify and hold Rentrak and Mortco harmless from any and all Fees that may be owing to any person or entity that claims to be engaged by Galaxy in connection with the transactions contemplated by this Agreement.

    4.6 Disclosure. Neither this Agreement, the Related Galaxy Documents, nor any other agreement, document, certificate or written statement furnished to Rentrak, Mortco, or their counsel, by or on behalf of Galaxy in connection with the transactions contemplated hereby or thereby, contains any untrue statement of material fact or, to the best of Galaxy's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within Galaxy's knowledge which has not been disclosed herein or in writing by them to Rentrak and Mortco and which materially adversely affects, or in the future in its opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of VCI or Galaxy.


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

5. REPRESENTATIONS AND WARRANTIES OF MORTCO. As a material inducement to VCI and Galaxy to enter into this Agreement, Mortco makes the following representations and warranties:

    5.1 Investment Intent. Mortco is acquiring the VCI Preferred Shares for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Mortco acknowledges that VCI Preferred Shares have not been registered under the Securities Act or any state securities laws, and that such shares may not be resold without registration under the Securities Act or applicable state securities laws or an exemption therefrom. Mortco is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder.

    5.2 Authorization. This Agreement, the Assumption Agreement and the Warrant have been duly authorized by all necessary corporate action on the part of Mortco and Rentrak, as the case may be, and have been duly executed and delivered by Mortco and Rentrak, and are valid and binding agreements.

    5.3 No Brokers or Finders. Neither Mortco nor Rentrak have employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

6.  CONDITIONS OF CLOSING.

    6.1 Conditions Precedent to Obligations of Rentrak and Mortco. Rentrak's and Mortco's respective obligations to consummate the transactions contemplated by this Agreement are subject, in Rentrak's and Mortco's sole discretion, to the fulfillment of each of the following conditions precedent on or prior to the Closing Date, any of which Rentrak and Mortco may, in their sole discretion, waive in whole or in part:

          6.1.1 Representations and Warranties. VCI's and Galaxy's respective representations and warranties under this Agreement shall be true and correct in all respects at and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          6.1.2 Compliance with Agreement. VCI and Galaxy, as applicable, shall have performed and complied with all agreements or conditions required by this Agreement, the Related VCI Documents and the Related Galaxy Documents that they are required to perform or comply with prior to or as of the Closing Date, specifically including without limitation taking all actions required under
Section 1.4 above.

Page 12 - DEBT CONVERSION AGREEMENT

         6.1.3 Simultaneous Closing of VCI's Acquisition of Galaxy. VCI shall have simultaneously closed its acquisition of Galaxy in strict compliance with the terms and conditions set forth in the Merger Agreement.

         6.1.4 Closing Certificate. VCI and Galaxy shall have each delivered to Rentrak and Mortco a certificate, duly signed by their respective President or Chief Executive Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 6.1.1, 6.1.2 and
    6.1.3 have been satisfied and fulfilled.

         6.1.5 Execution and Delivery of Documents. VCI and Galaxy, as applicable, shall have executed and delivered to Rentrak and Mortco this Agreement and all other documents required to be executed and delivered at Closing hereunder, specifically including without limitation the Assumption Agreement and the Warrant.

         6.1.6 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state and federal securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of VCI Preferred Shares and the Warrant shall have been obtained.

         6.1.7 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to Rentrak and Mortco.

         6.1.8 No Litigation. No suit, action, governmental proceeding or order shall have been instituted or threatened which makes the transactions contemplated hereby illegal or otherwise prohibited or otherwise seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

         6.1.9 Third-Party Consents. All consents and approvals from parties to contracts or other agreements with VCI or Galaxy that may be required in connection with the performance by VCI and Galaxy of their obligations under this Agreement or the continuance of such contracts or other agreements with VCI or Galaxy after the Closing shall have been obtained.

    6.2  Conditions Precedent to Obligations of VCI and Galaxy.
The obligations of VCI and Galaxy to consummate the transactions contemplated by this Agreement are subject, in VCI's and Galaxy's discretion, to the fulfillment prior to or on the Closing Date of each of the following conditions, any of which VCI and Galaxy may waive in whole or in part:

         6.2.1 Representations and Warranties. The representations and warranties of Mortco under this Agreement shall be true and correct in all respects at and as of the Closing Date with the same effect as though made on and as of the Closing Date.

Page 13 - DEBT CONVERSION AGREEMENT

         6.2.2 Compliance with Agreement. Rentrak and Mortco shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

         6.2.3 Simultaneous Closing of VCI's Acquisition of Galaxy. VCI shall have simultaneously closed its acquisition of Galaxy in strict compliance with the terms and conditions set forth in the Merger Agreement.

         6.2.4 Execution and Delivery of Documents. Rentrak and Mortco, as the case may be, shall have executed this Agreement and all other documents that they are required to execute and deliver at Closing hereunder.

         6.2.5 No Litigation. No suit, action, governmental proceeding or order shall have been instituted or threatened which makes the transactions contemplated hereby illegal or otherwise prohibited or otherwise seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

7.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

    7.1 Survival. Notwithstanding any right of Rentrak or Mortco to fully investigate the affairs of VCI or Galaxy and notwithstanding any knowledge of facts determined or determinable by Rentrak or Mortco pursuant to such investigation or right of investigation, Rentrak and Mortco have the right to rely fully upon the representations, warranties, covenants, indemnities and agreements of VCI and Galaxy contained in or made pursuant to this Agreement, the Related VCI Documents or the Related Galaxy Documents (including all Exhibits and Schedules thereto) or in any certificate, document or statement delivered pursuant thereto (collectively, the "Ancillary Documents"). All representations, warranties, covenants, indemnities and agreements of the parties contained in or made pursuant to this Agreement, the Related VCI Documents, the Related Galaxy Documents or the Ancillary Documents shall survive the Closing.

    7.2 Obligation to Indemnify. VCI and Galaxy, jointly and severally, shall indemnify, defend and hold harmless Rentrak and Mortco, and their respective directors, officers, employees, affiliates, successors and assigns (collectively, the "Indemnitees") from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may become subject at any time (whether or not such Losses relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with:

         (a) any inaccuracy in or any breach of any representation or warranty made by VCI or Galaxy in this Agreement, the Related VCI Documents, the Related Galaxy Documents or the Ancillary Documents; or

Page 14 - DEBT CONVERSION AGREEMENT

          (b) any breach of any obligation of VCI or Galaxy contained in this Agreement, the Related VCI Documents, the Related Galaxy Documents or the Ancillary Documents.

8.  MISCELLANEOUS.

    8.1 Entire Agreement. This Agreement (including the Exhibits attached hereto) is the entire, final and complete Agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.

    8.2 Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    8.3 Binding Effect. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

    8.4 Notices. Any notice of other communication required or permitted under this Agreement shall be in writing and shall be deemed given on the date of transmission when sent by telex or facsimile transmission, on the third business day after the day of mailing when mailed by certified mail, postage prepaid, return receipt requested, from within the United States, or on the date of actual delivery, whichever is the earliest, and shall be sent to the parties at the following addresses, or at such other address as the party may hereafter designate by written notice to the others:

    Rentrak:                            Mortco:

    Rentrak Corporation                 Mortco, Inc.
    One Airport Center                  One Airport Center
    7700 N.E. Ambassador Place          7700 N.E. Ambassador Place
    Portland, Oregon 97218              Portland, Oregon 97218
    Attn: Ron Berger                    Attn: Ron Berger

    With a copy to:

    A. Jeffery Bird
    Garvey, Schubert & Barer
    121 S.W. Morrison, 11/th/ Floor
    Portland, Oregon 97204

Page 15 - DEBT CONVERSION AGREEMENT

     VCI:                                Galaxy:

     Video City, Inc.                    Video Galaxy, Inc.
     370 Amapola Avenue, Suite 208       370 Amapola Avenue, Suite 208
     Torrance, California 90501          Torrance, California 90501
     Attn: Robert Y. Lee                 Attn: Robert Y. Lee

     8.5 Amendment. No supplement, modification or amendment of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

     8.6 Severability. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

     8.7 Survival of Covenants. Any covenants, the full performance of which are not required before Closing, shall survive the Closing and be fully enforceable thereafter in accordance with their terms.

     8.8 Governing Law and Venue; Waiver of Jury Trial. This Agreement and all other agreements contemplated hereunder, including the Related VCI Documents and the Related Galaxy Documents, and the rights of the parties hereunder and thereunder shall be governed, construed and enforced in accordance with by the laws of the State of Oregon, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, the Related VCI Documents or the Related Galaxy Documents, or any breach hereof or thereof, shall be brought and maintained exclusively in the federal or state courts in Portland, Oregon. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum. VCI and Galaxy hereby irrevocably waive their right to a jury trial in any claim or cause of action based upon or arising out of this Agreement, the Related VCI Documents or the Related Galaxy Documents or any dealings between VCI, Galaxy and Rentrak and/or Mortco relating to this Agreement, the Related VCI Documents or the Related Galaxy Documents.

    8.9 Recitals. The "Recitals" set forth at the beginning of this Agreement are true and accurate and are incorporated herein by this reference as though set forth in full.

    8.10 Captions. The caption headings of the sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement.

Page 16 - DEBT CONVERSION AGREEMENT

    8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

    8.12 Cross-References. Unless expressly stated otherwise herein, all references in this Agreement to sections and exhibits refer to sections and exhibits of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the day and year first above written.

VIDEO CITY, INC.                          RENTRAK CORPORATION


By:  /s/ Timothy J. Denari                By:  /s/ Ron Berger
   --------------------------------          --------------------------
Name:  Timothy J. Denari
     ------------------------------
Title:  Chief Financial Officer
      -----------------------------

VIDEO GALAXY, INC.                        MORTCO, INC.


By:  /s/ James G. Howard                  By:  /s/ Ron Berger
   --------------------------------          ---------------------------
Name:  James G. Howard
     ------------------------------
Title:  President
      -----------------------------

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

                               LIST OF EXHIBITS



      Exhibit A      -    Agreement of Merger and Plan of Reorganization
      Exhibit B      -    Rights and Privileges of Series D Convertible
                          Redeemable Preferred Stock
      Exhibit C      -    Assumption Agreement
      Exhibit D      -    Warrant